UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 10, 2013

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 10, 2013, OSI Restaurant Partners, LLC (“OSI”), a wholly-owned subsidiary of Bloomin’ Brands, Inc. (the “Company”), entered into an amendment (the “Amendment”) to the Credit Agreement, dated October 26, 2012, among OSI, OSI HoldCo, Inc., Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and a syndicate of institutional lenders and financial institutions (the “Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”).

The Amended Credit Agreement replaces OSI’s existing senior secured term loan B credit facility with a maturity date of October 26, 2019, with a new senior secured term loan B credit facility (the “New Term Loan B”). The New Term Loan B has the same principal amount outstanding of $975.0 million, maturity date of October 26, 2019, amortization schedule and financial covenants but a lower applicable interest rate than the existing senior secured term loan B. Voluntary prepayments made on the principal amount outstanding since the inception of the Credit Agreement will continue to be treated as prepayments for purposes of determining amortization payment and mandatory prepayment requirements under the New Term Loan B.

The Amended Credit Agreement decreased the interest rate applicable to the New Term Loan B to 150 basis points over the Base Rate or 250 basis points over the Eurocurrency Rate (each as defined in the Amended Credit Agreement) and reduced the interest rate floors applicable to the New Term Loan B to 2.00% for the Base Rate and 1.00% for the Eurocurrency Rate.  Prepayments or amendments of the New Term Loan B that constitute a “repricing transaction” (as defined in the Amended Credit Agreement) will be subject to a premium of 1.00% of the New Term Loan B if prepaid or amended on or prior to October 10, 2013. Prepayments and repricings made after October 10, 2013 will not be subject to premium or penalty.

Pursuant to the terms of the Credit Agreement, the Company is required to pay a prepayment penalty of approximately $10.0 million in connection with the repricing transaction. As a result of the repricing, the Company expects to reduce annual cash interest payments by approximately $12.0 million, assuming a constant principal balance and interest rate environment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On April 10, 2013, the Company issued a press release announcing the completion of the senior secured term loan B repricing. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any document whether or not filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such document.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Bloomin’ Brands, Inc. dated April 10, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	April 10, 2013	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

4